Exhibit 4.10

FOURTH AMENDMENT LETTER

To:	Grindrod Shipping Pte. Ltd.
200 Cantonment Road
#03-01, Southpoint
Singapore 089763
Attn: Martyn Wade

IVS Bulk Owning Pte. Ltd.
200 Cantonment Road
#03-01, Southpoint
Singapore 089763
Attn: Martyn Wade

IVS Bulk Carriers Pte. Ltd.
200 Cantonment Road
#0301, Southpoint
Singapore 089763
Attn: Martyn Wade

IVS Bulk 603 Pte. Ltd.
200 Cantonment Road
#03-01, Southpoint
Singapore 089763
Attn: Martyn Wade

and

IVS Bulk 612 Pte. Ltd.
200 Cantonment Road
#03-01, Southpoint
Singapore 089763
Attn: Martyn Wade

Date:   31 August 2017

Dear Sirs

1.       Background. We refer to the loan agreement dated 26 August 2010, as supplemented by a supplemental agreement dated 13 December 2011, as amended by a consent and amendment letter dated 30 November 2012, as supplemented by a supplemental agreement no. 2 to term loan facility dated 31 May 2016 and as amended and supplemented by a third amendment letter dated 10 February 2017 and as may be further amended and supplemented from time to time (the Loan Agreement) made between amongst others (i) Grindrod Shipping Pte. Ltd. as borrower (the Borrower), (ii) the banks and financial institutions listed in Part A of Schedule 1 of the Loan Agreement as lenders (the Lenders), (iii) the banks and financial institutions listed in Part B of Schedule 1 of the Loan Agreement as swap banks (the Swap Banks), (iv) Standard Chartered Bank (Hong Kong) Limited as agent (the Agent) and (iv) Standard Chartered Bank (Hong Kong) Limited as security trustee (the Security Trustee) in relation to a loan facility of up to an aggregate of US$50,000,000.

2.                          Definition of terms. Save as otherwise defined in this letter, terms defined in the Loan Agreement shall have the same meanings in this letter.

3.                          Definitions. In this letter, unless the contrary intention appears:

Effective Date means 31 August 2017, provided that the Agent confirms to the Borrower that it has received a copy of this letter duly executed by all the parties hereto.

4.                          Amendments to Loan Agreement. It is hereby agreed that with effect on and from the Effective Date, the Loan Agreement shall be deemed to be amended as follows:

a.                          the definition of “Finance Documents” in clause 1.1 (Definitions) of the Loan Agreement shall be amended by:

i.                              deleting “and” from paragraph (n) in the definition; and

ii.                           inserting the following new paragraph (o) in the definition:

“(o) the Fourth Amendment Letter; and”;

b.                          the definition of “Margin” in clause 1.1 (Definitions) of the Loan Agreement shall be deleted and replaced with:

“Margin’’ means 3.04 per cent, per annum;”; and

c.                          the following new definition shall be inserted in alphabetical order in clause 1.1 (Definitions) of the Loan Agreement and all references throughout the Finance Documents wherever it appears shall be construed accordingly:

““Fourth Amendment Letter” means the amendment letter dated 31 August 2017 entered into by the parties to this Agreement in relation to the amendment to the interest rate and Interest Periods applicable to the Loan.”.

5.                          Amendment to Interest Period

In consideration for the amendment to the Margin pursuant to Clause 4 above, the Agent (on behalf of all the Lenders) hereby agrees and confirms pursuant to clause 6.2(c) (Duration of normal Interest Periods) that each Interest Period shall with effect on and from the Effective Date be 3 months.

6.                          Amendments to Finance Documents. It is hereby agreed that from and with effect on and from the Effective Date, each Finance Document other than the Loan Agreement shall be deemed to be amended as follows:

a.       such that all references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions shall be construed as if the same referred to such Finance Documents as amended and supplemented by this letter; and

b.       the definition of, and references throughout each of the Finance Documents to, the Loan Agreement, any of the other Finance Documents and the Master Agreement shall be construed as if the same referred to the Loan Agreement, those Finance Documents and the Master Agreement as amended and supplemented by this letter.

7.                          Amendments to Master Agreement. It is hereby agreed that with effect on and from the Effective Date, the Master Agreement shall be deemed to be amended as follows:

a.                          such that all references throughout the Master Agreement to “this Agreement”, “this Deed”, “hereunder” and other like expressions shall be construed as if the same referred to the Master Agreement as amended and supplemented by this letter; and

b.                          the definition of, and references throughout the Master Agreement to Finance Documents shall be construed as if the same referred to those Finance Documents as amended and supplemented by this letter.

8.                          Repetition of representations and warranties. The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 (Representations and Warranties) of the Loan Agreement, as updated with appropriate modifications to refer to this letter, remain true and not misleading if repeated on the date of this letter with reference to the circumstances now existing.

9.                          Repetition of Finance Document representations and warranties. The Borrower and each Owner represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents and the Master Agreement to which it is a party, as amended and supplemented by this letter and updated with appropriate modifications to refer to this letter, remain true and not misleading if repeated on the date of this letter with reference to the circumstances now existing.

10.                  Continuing Obligations under Finance Documents. The Loan Agreement and the other Finance Documents and the Master Agreement shall remain in full force and effect as amended and supplemented by:

a.                          the amendments referred to in this letter; and

b.                          such further or consequential modifications as may be necessary to give full effect to the terms of this letter.

11.                  Existing Rights.

a.                          All of the parties to this letter hereby confirm that neither the execution of this letter nor the performance of the obligations hereunder nor the amendments to the Finance Documents or the Master Agreement set out herein shall be deemed to affect in any way any existing right of any Creditor Party under the Finance Documents or the Master Agreement, any of the Security Interests constituted and granted to each of them thereunder or under the laws of any Pertinent Jurisdiction.

b.                          Each Owner hereby confirms that neither the execution of this letter nor the performance of the obligations hereunder nor the amendments to the Finance Documents or the Master Agreement set out herein shall be deemed to affect in any way its obligations under its respective Owner Guarantee and that each of the Owner Guarantees shall remain in full force and effect notwithstanding the amendments to the Loan Agreement contemplated hereby.

12.                  Expenses. The provisions of Clause 20.3 (Costs of variations, amendments, enforcement etc.) of the Loan Agreement (as amended and supplemented by this letter) shall apply to this letter as if they were expressly incorporated in this letter with any necessary modifications.

13.                  Further Assurances.

a.                          The Borrower shall, at the request of the Lender and at its own expense, do all such acts and things necessary and desirable to give effect to the amendments made or to be made pursuant to this letter.

b.                          The Borrower shall, promptly following the Effective Date, deliver to the Agent an original of this letter duly executed by each of the Borrower and each Owner.

14.                  Notices. Clause 28 (Notices) of the Loan Agreement shall apply to this letter as if it were expressly incorporated in it with any necessary modification.

15.                  Counterparts. This letter may be executed in any number of counterparties and on separate counterparts, each of which when executed shall constitute an original, but all counterparts together shall constitute one and the same instrument.

16.                  Third Party Rights. A person who is not a party to this letter cannot enforce or enjoy the benefit of any term of this letter under the Contracts (Rights of Third Parties) Act 1999.

17.                  Law and Jurisdiction. This letter and any non-contractual obligations arising out of, or in connection with, it shall be governed by, and construed in accordance with, English law. The provisions of clause 30.2 (Exclusive English jurisdiction) to 30.6 (Meaning of “proceedings’’) inclusive of the Loan Agreement (as amended and supplemented by this letter) shall apply to this letter as if set out in full herein save that references to “this Agreement” shall be construed as references to this letter.

18.                  Construction of letter. This letter shall supplement and shall be construed as forming part of the Loan Agreement and as such is deemed to be a Finance Document as defined in the Loan Agreement.

This letter has been duly executed on the date stated at the beginning of this letter.

Signed by:	)
for and on behalf of	)
STANDARD CHARTERED BANK (HONG KONG) LIMITED	)
as Agent and Security Trustee	) /s/ Lam Tse Kit

Signed by:	)
for and on behalf of	)
STANDARD CHARTERED BANK	) /s/ Abhishek Pandey
as Lender	)

Signed by:	)
for and on behalf of	)
STANDARD CHARTERED BANK	) /s/ Abhishek Pandey
as Swap Bank	)

Acknowledged and agreed:

BORROWER
Signed by:	) /s/ Martyn Richard Wade
for and on behalf of	)
GR1NDROD SHIPPING PTE. LTD.	)

THE OWNERS

Signed by:	) /s/ Martyn Richard Wade
for and on behalf of	)
IVS BULK OWNING PTE. LTD.	)

Signed by:	) /s/ Martyn Richard Wade
for and on behalf of	)
IVS BULK CARRIERS PTE. LTD.	)

Signed by:	) /s/ Martyn Richard Wade
for and on behalf of	)
IVS BULK 603 PTE. LTD.	)

Signed by:	) /s/ Martyn Richard Wade
for and on behalf of	)
IVS BULK 612 PTE. LTD.	)